Exhibit 99.1

Exagen Inc. Announces Proposed Public Offering of Common Stock

CARLSBAD, Calif., May 7, 2025 (GLOBE NEWSWIRE) — Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today announced that it has commenced an underwritten public offering of shares of its common stock. In connection with the offering, Exagen intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares of common stock to be sold in the offering will be sold by Exagen. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Canaccord Genuity is acting as sole bookrunner for the offering.

The public offering will be made pursuant to a shelf registration statement on Form S-3 (including a base prospectus) that was filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2023, as amended on November 27, 2023, and declared effective by the SEC on November 29, 2023. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Canaccord Genuity LLC, Attention: Syndication Department, 1 Post Office Square, Suite 3000, Boston, MA 02109, or by email at prospectus@cgf.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision making and improve clinical outcomes through its innovative testing portfolio. The Company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s syndrome earlier and with greater accuracy. Exagen’s laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a full suite of AVISE®-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management.

For more information, please visit Exagen.com or follow @ExagenInc on X.

Forward Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and other risks and uncertainties that are described under the heading “Risk Factors” in Exagen’s preliminary prospectus supplement to be filed with the SEC, Exagen’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025 and any subsequent filings with the SEC. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Ryan Douglas

Exagen Inc.

ir@exagen.com

760.560.1525